LINDE PLC

POWER OF ATTORNEY - OFFICER

      I, John Panikar, an officer of Linde

plc (the "Company"), hereby authorize and

designate each of Guillermo Bichara, Anthony

M. Pepper, Christoph Hammerl and Daniel

Geiger signing singly, as my agent and

attorney-in-fact, with full power of

substitution, to:

(1) prepare and sign on my behalf, in

my capacity as an officer of the

Company, any Form 3, Form 4 or Form

5 under Section 16 of the U.S.

Securities Exchange Act of 1934

("Section 16") and any amendments

thereto, and file the same with the

U.S. Securities and Exchange

Commission and the New York Stock

Exchange;

(2) prepare and sign on my behalf, in

my capacity as an officer of the

Company, any Form 144 Notice under

the U.S. Securities Act of 1933 and

any amendments thereto and file the

same with the U.S. Securities and

Exchange Commission;

(3) prepare and sign on my behalf, in

my capacity as an officer of the

Company, any notification of

transactions by persons discharging

managerial responsibilities pursuant

to the EU Market Abuse Regulation

(596/2014) and the European Union

(Market Abuse) Regulations 2016 of

Ireland (S.I. 349/2016) (together,

the "Market Abuse Regulations") and

file the same with the German

Federal Financial Supervisory

Authority (BaFin) and/or to the

Central Bank of lreland; and

(4) do anything else necessary or proper in

connection with the foregoing.

This power of attorney shall remain in effect

as long as I am subject to Section 16 or the

Market Abuse Regulations with respect to the

Company, unless earlier revoked by me in a

signed writing delivered to the foregoing

attorneys-in-fact, and shall not be affected

by my subsequent disability or incompetence.

 /s/ John Panikar

Name:  John Panikar

Date:

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